                               As filed with the Securities and Exchange Commission on January 16, 2001

                                                                                                          Registration No. 333-________

=======================================================================================================================================

                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                   _________________________________

                                                               FORM S-8
                                        Registration Statement Under The Securities Act of 1933
                                                   _________________________________

                                                      VESTA INSURANCE GROUP, INC.
                                          (Exact Name of Issuer as Specified in Its Charter)

                         DELAWARE                                                   63-1097283
                 (State of Incorporation)                              (IRS Employer Identification Number)

                                                         3760 River Run Drive
                                                       Birmingham, Alabama 35243
                                               (Address of Principal Executive Offices)
                                                  _________________________________

                                                   NON-EMPLOYEE DIRECTOR STOCK PLAN
                                                       (Full Title of the Plan)

                                                          Donald W. Thornton
                                         Senior Vice President, General Counsel and Secretary
                                            3760 River Run Drive, Birmingham, Alabama 35243
                                                (Name and Address of Agent for Service)

                                                            (205) 970-7000
                                     (Telephone Number, Including Area Code, of Agent for Service)
                                                   ________________________________

                                                    CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum       Proposed Maximum
Title of Securities To       Amount To Be          Offering Price            Aggregate              Amount of
     Be Registered            Registered              Per Share           Offering Price        Registration Fee

____________________________________________________________________________________________________________________
     Common Stock
    $.01 par value            600,000(1)               5.8125(2)           3,487,500(2)              $872.00
____________________________________________________________________________________________________________________
(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457 of the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the common stock of Vesta Insurance Group, Inc. on January 12, 2001, as reported on the New York Stock Exchange Composite Tape.

PART I

EXPLANATORY NOTE

        This Registration Statement is being filed in order to register an additional 600,000 shares of common stock, $.01 par value per share (“Common Stock”), of Vesta Insurance Group, Inc. (the “Company”), which may be issued pursuant to the terms and conditions of the Company’s Non-Employee Director Stock Plan (the “Plan”).

        A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participating non-employee directors pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

STATEMENT OF INCORPORATION BY REFERENCE

        In accordance with General Instruction E to Form S-8, the entire contents of the Registration Statement on Form S-8,filed on December 13,1995, relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interest of Named Experts and Counsel The validity of the issuance of shares of Common Stock hereby has been passed upon by Donald W. Thornton, Esquire. Mr. Thornton is Senior Vice President, General Counsel and Secretary of the Company. As of September 30, 2000, Mr. Thornton beneficially owned an aggregate of 19,489 shares of the Company's Common Stock. Item 8. Exhibits.
            Exhibits          Description

               4                  Vesta Insurance Group, Inc. Non-Employee Director Stock Plan (as amended)
               5                  Opinion and Consent of Donald W. Thornton, Esquire
              23.1                Consent of KPMG LLP
              23.2                Consent of PricewaterhouseCoopers LLP
              23.3                Consent of Grant Thornton LLP
              24.1                Power of Attorney of the Officers and Directors of the Company

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 16, 2001.

                                                              VESTA INSURANCE GROUP, INC.
                                                                       (Registrant)

                                                              By:  /s/ Normant W. Gayle, III
                                                                  ______________________________
                                                                       Norman W. Gayle, III
                                                                       Its President and
                                                                       Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2001.

              SIGNATURE                     TITLE

    /s/  Norman W. Gayle, III               Director, President and Chief Executive Officer
____________________________________
         Norman W. Gayle, III               (Principal Executive Officer)

   /s/   James E. Tait                      Chairman of the Board of Directors
____________________________________
         James E. Tait

  /s/    William P. Cronin                  Chief Financial Officer
____________________________________
         William P. Cronin                  (Principal Financial Officer)

  /s/    Hopson B. Nance                    Controller
____________________________________
         Hopson B. Nance                    (Principal Accounting Officer)

                  *                         Director
____________________________________
         Robert B.D. Batlivala

                  *                         Director
____________________________________
         Walter M. Beale, Jr.

                  *                         Director
____________________________________
         Ehney A. Camp, III

                  *                         Director
____________________________________
         Alan S. Farrior

                  *                         Director
____________________________________
         Clifford F. Palmer

                  *                         Director
____________________________________
         Larry D. Striplin, Jr.

                  *                         Director
____________________________________
         James A. Taylor

                  *                         Director
____________________________________
         Stephen R. Windom

*	Donald W. Thornton hereby signs this Registration Statement on Form S-8 on January 16, 2001, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

/s/ Donald W. Thornton Attorney-in-Fact __________________________________ Donald W. Thornton
                                                           INDEX TO EXHIBITS

               Exhibit                               Description                            Page

                   4                     Vesta    Insurance    Group,     Inc.
                                         Non-Employee  Director Stock Plan (as
                                         amended)

                   5                     Opinion  and  Consent  of  Donald  W.
                                         Thornton, Esquire

                 23.1                    Consent of KPMG LLP

                 23.2                    Consent of PricewaterhouseCoopers LLP

                 23.3                    Consent of Grant Thornton LLP

                 24.1                    Power  of  Attorney  of the  Officers
                                         and Directors of the Company

EXHIBIT 4

VESTA INSURANCE GROUP, INC.

NON-EMPLOYEE DIRECTOR STOCK PLAN

(AS AMENDED)

EXHIBIT 5

OPINION AND CONSENT

OF DONALD W. THORNTON, ESQUIRE

[COMPANY LETTERHEAD] January 12, 2001

Board of DirectorsVesta
Insurance Group, Inc.3760
River Run DriveBirmingham,
Alabama 35243

Re: Vesta Insurance Group, Inc. Non-Employee Director Stock Plan Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares of the capital stock, $.01 par value (the “Common Stock”), of Vesta Insurance Group, Inc., a Delaware corporation (the “Corporation”), for issuance and sale in the manner described in the Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission, to which this opinion is an exhibit (the “Registration Statement”), I, as counsel to the Corporation, have examined such corporate records, certificates, and other documents as I have considered necessary or appropriate for the purposes of this opinion.

On the basis of the foregoing, I am of the opinion that the Common Stock offered pursuant to the Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Yours very truly, Donald W. Thornton Senior Vice President,

General Counsel and Secretary

EXHIBIT 23.1

CONSENT OF KPMG LLP

Independent Accountants’ Consent

The Board of Directors and Stockholders Vesta Insurance Group, Inc. Birmingham, Alabama: We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

Birmingham, AlabamaJanuary
12, 2001

EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2000 (except for Note V for which the date is November 28, 2000) relating to the financial statements and financial statement schedules, which appears in the Vesta Insurance Group, Inc.‘s Annual Report on Form 10-K/A for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP January 12, 2001

EXHIBIT 23.3

CONSENT OF GRANT THORNTON LLP

Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 14, 2000 on the consolidated financial statements of Securus Financial Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, appearing in the Current Report on Form 8-K of Vesta Insurance Group, Inc. dated September 12, 2000, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP Oklahoma City, OklahomaJanuary
12, 2001

EXHIBIT 24.1

POWER OF ATTORNEY OF THE OFFICERS

AND DIRECTORS OF THE COMPANY

POWER OF ATTORNEY

        WHEREAS, Vesta Insurance Group, Inc. (the “Company”) has agreed to file a registration statement and amendments thereto under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of common stock of the Company in connection with the amendment of the Company’s Non-Employee Director Stock Plan;

        NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of Donald W. Thornton, W. Perry Cronin, and Hopson B. Nance their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

        The Company hereby authorizes said persons or any one of them to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

        The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statements by appropriate amendment or amendments and to file the same as aforesaid.

DONE as of this the 10th day of November, 2000.
                                                     VESTA INSURANCE GROUP, INC.

                                                     By:        /s/    Norman W. Gayle, III
                                                              ___________________________________________
                                                                       Norman W. Gayle, III
                                                                       Its President

                                                              ____________________________________________
                                                                       James E. Tait

                                                                /s/    William P. Cronin
                                                              ____________________________________________
                                                                       William P. Cronin

                                                                /s/    Hoposn B. Nance
                                                              ____________________________________________
                                                                       Hopson B. Nance

                                                                /s/    Robert B.D. Batlivala
                                                              ____________________________________________
                                                                       Robert B.D. Batlivala

                                                                /s/    Walter M. Beale, Jr.
                                                              ____________________________________________
                                                                       Walter M. Beale, Jr.

                                                                /s/    Ehney A. Camp, III
                                                              ____________________________________________
                                                                       Ehney A. Camp, III

                                                                /s/     Alan S. Farrior
                                                              ____________________________________________
                                                                        Alan S. Farrior

                                                                /s/    Clifford F. Palmer
                                                              ____________________________________________
                                                                       Clifford F. Palmer

                                                                /s/    Larry D. Striplin, Jr.
                                                              ____________________________________________
                                                                       Larry D. Striplin, Jr.

                                                                /s/     James A. Taylor
                                                              ____________________________________________
                                                                       James A. Taylor

                                                                /s/    Stephen P. Windom
                                                              ____________________________________________
                                                                       Stephen R. Windom